Exhibit 99.1

Cathay General Bancorp Completes Acquisition of United Heritage Bank and
Trust Preferred Securities Offering

          LOS ANGELES, March 30 /PRNewswire-FirstCall/ -- Cathay General Bancorp (“Cathay”) (Nasdaq: CATY), the holding company for Cathay Bank, announced today that it had completed the acquisition of United Heritage Bank, which has been merged with and into Cathay Bank.  United Heritage Bank was founded in 1997 with one branch located in Edison, New Jersey.  On November 21, 2006, Cathay announced that it had entered into an agreement to acquire United Heritage Bank for $9.4 million in cash before adjustments, if any.

          “With this acquisition, we continue to connect our customers in more places as New Jersey becomes the seventh state to be served by Cathay’s branch network.  It also allows Cathay Bank to expand to other cities in New Jersey, where there are significant opportunities to grow our franchise,” said Mr. Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay.

          Separately, Cathay also announced today that it has completed an offering of $45 million of trust preferred securities.  The trust preferred securities were issued by a newly established subsidiary, Cathay Capital Trust III.  These trust preferred securities have a 30-year term and are redeemable in whole or in part five years after their issuance.  Cathay plans to use the net proceeds from the offering for general corporate purposes.

          ABOUT CATHAY GENERAL BANCORP

          Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank.  Founded in 1962, Cathay Bank offers a wide range of financial services.  Cathay Bank currently operates thirty branches in California, nine branches in New York State, three branches in Chicago, Illinois, one branch in Massachusetts, one in Houston, Texas, two in Washington State, one branch in New Jersey, a loan production office in Dallas, Texas, and representative offices in Taipei, Hong Kong, and Shanghai.  Cathay Bank’s website is found at http://www.cathaybank.com/.

          FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

          Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, such words as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” or the negative of such terms and other comparable terminology or similar expressions.  Forward-looking statements are not guarantees.  They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: expansion into new market areas; acquisitions of other banks, if any; fluctuations in interest rates; demographic changes; earthquake or other natural disasters; competitive pressures; deterioration in asset or credit quality; changes in the availability of capital; legislative and regulatory developments; changes in business strategy; general economic or business conditions in California and other regions where Cathay Bank has operations.

          These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006, its reports and registration statements filed with the Securities and Exchange Commission (“SEC”) and other filings it makes in the future with the SEC from time to time.  Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

          Cathay General Bancorp’s filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

SOURCE  Cathay General Bancorp
          -0-                                        03/30/2007
          /CONTACT:  Heng Chen of Cathay General Bancorp, +1-213-625-4752/
          /Web site:  http://www.cathaybank.com/
          (CATY)